UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005 (February 8, 2005)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13487	52-2059888
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition.

On February 8, 2005, National Health Realty, Inc. issued a press release announcing its 2004 year end results. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

Date: February 8, 2005

Exhibit Index

Number	Exhibit
99	Press release, dated February 8, 2005

EXHIBIT 99

For Release: February 8, 2005

Contact: Gerald Coggin, Sr. VP Investor Relations

Phone: (615) 890-2020 ext. 1405

NHR reports year end results

MURFREESBORO, Tenn. -- National Health Realty, Inc., (AMEX: NHR) a real estate investment trust specializing in long-term health care investments, announced funds from operations for the year ended December 31, 2004 of $16,643,000 or $1.73 basic and $1.69 diluted compared to $16,437,000 or $1.72 basic and $1.68 diluted, last year.

For the year ended Dec. 31, net income was $11,435,000 compared to $11,845,000 for the same period last year. Net income per share was $1.19 basic and $1.16 diluted compared to $1.24 basic and $1.21 diluted last year. Revenues for the year totaled $20,191,000 compared to $24,508,000 in the prior year.

For the quarter ended Dec. 31, funds from operations were $4,168,000 or 43 cents basic and 42 cents diluted compared to $4,228,000 or 44 cents basic and 43 cents diluted, last year.

For the quarter ended Dec. 31, net income was $2,936,000 or 31 cents basic and 30 cents diluted, compared to $3,869,000, or 40 cents basic and diluted, last year. Revenues for the quarter totaled $5,003,000 compared to $6,914,000 in 2003.

The decrease in revenues is primarily the result of prepayments received on mortgages receivable totaling $30,304,000 in February 2004 and $21,982,000 in November 2003. Interest expense decreased correspondingly when the proceeds of the prepayments were used to reduce outstanding debt.

NHR owns the real property of 16 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes totaling $13.6 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.

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Page 2 NHR earnings

Condensed Statements of Income
(in thousands except share and per	Three Months Ended Dec. 31	Year Ended Dec. 31
	2004	2003	2004	2003
Revenues:
Rental income	$4,305	$4,243	$17,255	$17,088
Mortgage interest income	593	1,522	2,831	6,271
Gain on sale of real estate	105	1,149	105	1,149
	5,003	6,914	20,191	24,508
Expenses:
Interest	150	815	781	3,993
Depreciation of real estate	1,492	1,553	5,966	6,322
Amortization of loan costs	---	122	8	473
General and administrative	214	197	1,027	824
	1,856	2,687	7,782	11,612

Income before minority interest in
consolidated subsidiaries and
non-operating income	3,147	4,227	12,409	12,896

Non-operating Income (investment and
interest income)	145	131	456	447

Minority interest in consolidated	(356)	(489)	(1,430)	(1,498)
Net Income	$2,936	$3,869	$11,435	$11,845

Net income per common share:
Basic	$.31	$.40	$1.19	$1.24
Diluted	$.30	$.40	$1.16	$1.21

Funds from operations
Basic	$4,168	$4,228	$16,643	$16,437
Diluted	$4,168	$4,228	$16,643	$16,437

Funds from operations per share
Basic	$.43	$.44	$1.73	$1.72
Diluted	$.42	$.43	$1.69	$1.68

Weighted average common shares
Basic	9,598,964	9,585,860	9,594,852	9,575,546
Diluted	9,865,635	9,789,551	9,822,823	9,757,238

Common dividends declared per share	$.4125	$.4925	$1.41	$1.49

Balance Sheet Data	Dec. 31	Dec. 31
(in thousands)	2004	2003
Real estate properties, net	$120,926	$126,931
Mortgages receivable	13,553	44,595
Long-term debt	16,150	47,820
Stockholder's equity	$113,998	$114,242

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Page 3 NHR earnings

Reconciliation of Funds from Operations(1)

The following table reconciles net income applicable to common stockholders to funds from operations applicable to common stockholders:

Three Months Ended	Twelve Months Ended
December 31	December 31
(in thousands)	2004	2003	2004	2003

Net income applicable to common stockholder's	$2,936	$3,869	$11,435	$11,845
Adjustments:
Real estate depreciation	1,492	1,553	5,966	6,322
Gain on sale of real estate	(105)	(1,149)	(105)	(1,149)
Adjustment for minority interest-affiliates	(155)	(45)	(653)	(581)
Funds from operations applicable to common stockholders	$4,168	$4,228	$16,643	$16,437

Basic funds from operations per share	$.43	$.44	$1.73	$1.72
Diluted funds from operations per share	$.42	$.43	$1.69	$1.68

Weighted average shares:
Basic	9,598,964	9,585,860	9,594,852	9,575,546
Diluted	9,865,635	9,789,551	9,822,823	9,757,238

(1)We believe that funds from operations is an important supplemental measure of operating performance. We, therefore, disclose funds from operations, although it is a measurement that is not defined by accounting principles generally accepted in the United States. We generally use the National Association of Real Estate Investment Trusts (NAREIT) measure of funds from operations. We define funds from operations as income before extraordinary items adjusted for certain non-cash items, primarily real estate depreciation, less gains/losses on sales of facilities. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Funds from operations does not represent cash generated from operating activities as defined by accounting principles generally accepted in the United States (funds from operations does not include changes in operating assets and liabilities) and, therefore, should not be considered as an alternative to net income as the primary indicator of operating performance or to cash flow as a measure of liquidity.

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Page 4 NHR Earnings

National Health Realty, Inc. Portfolio Summary December 31, 2004

Portfolio Statistics	Investment
	Properties	Investment	Percentage
Equity Ownership	23	$ 120,926,000	90%
Mortgage Loan Receivables	5	13,553,000	10%
Total Real Estate Portfolio	28	$ 134,479,000	100%

Equity Ownership	Properties	Beds	Investments

Nursing Homes	16	1,908	$ 73,754,000
Assisted Living	6	488	32,548,000
Retirement Homes	1	58	14,624,000
	23	2,454	$ 120,926,000

Mortgage Loan Receivables	Properties	Beds	Investment

Nursing Homes	5	714	$ 13,553,000

		Percentage of	Total
Summary of Facilities By Type:	Properties	Total Dollars	Dollars
Nursing Homes	21	64.92%	$ 87,307,000
Assisted Living	6	24.20%	32,548,000
Retirement Homes	1	10.87%	14,624,000
	28	100.00%	$ 134,479,000

Summary of Facilities By State:	Percent
			Asst.	Retire-	Investment	Total
		LTC	Living	Ment	Amount	Portfolio
1	Florida	8	3		60,098,000	44.69%
2	Tennessee	2	2	1	34,994,000	26.02%
3	South Carolina	7			29,295,000	21.78%
4	Indiana	3			3,874,000	2.88%
5	Alabama		1		3,701,000	2.75%
6	Missouri	1			2,517,000	1.87%
		21	6	1	134,479,000	100.00%